EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in Registration Statement Nos. 333-131366, 333-42747, 333-75420, 333-75422, 333-39690, 333-42753, 333-00537, 033-60169, 033-69922 and 033-33373 on Form S-8 of our report dated September 15, 2008, relating to the consolidated financial statements and financial statement schedule of Datascope Corp. (which report expressed an unqualified opinion and included an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 158, Employers’ Accounting for Defined Pension and Other Postretirement Plans, the provisions of United States Securities and Exchange Commission Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements, and the provisions of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes) and of our report dated September 15, 2008, relating to internal control over financial reporting appearing in this Annual Report on Form 10-K of Datascope Corp. for the year ended June 30, 2008.
/s/ Deloitte & Touche LLP
Parsippany, New Jersey
September 15, 2008